Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TiVo Inc.:

We consent to the incorporation by reference in the registration statements (File Nos. 333-146156, 333-113719, 333-112836, 333-106731, 333-106507, 333-103002, 333-100894, 333-92028, 333-69530 and 333-53152) on Form S-3 and (File Nos. 333-146998, 333-135754, 333-112838, 333-106251, 333-101045, 333-94629 and 333-69512) on Form S-8 of TiVo Inc. of our reports dated April 11, 2008, with respect to the consolidated balance sheets of TiVo Inc. and subsidiaries as of January 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended January 31, 2008, and the effectiveness of internal control over financial reporting as of January 31, 2008, which reports appear in the January 31, 2008 annual report on Form 10-K of TiVo Inc.

As discussed in note 2 to the consolidated financial statements, effective February 1, 2006, TiVo Inc. adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment.

/s/ KPMG LLP
Mountain View, California
April 11, 2008